UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2017

FSB BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37831	81-2509654
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

45 South Main Street, Fairport, New York	14450
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (585) 223-9080

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective January 1, 2018, Kevin D. Maroney will no longer serve as Chief Financial Officer of FSB Bancorp, Inc. (the "Company") and Fairport Savings Bank (the "Bank"). Mr. Maroney will become President and Chief Executive Officer of the Company and the Bank as of January 1, 2018. In addition, Terence O'Neil and Robert W. Sturn, both directors of the Company, will retire from the Company's Board of Directors effective December 31, 2017. The Company has reduced the size of its Board from 11 members to nine members in connection with the retirements.

(c) On December 19, 2017, the Board of Directors of the Company and the Bank appointed Angela M. Krezmer as Vice President, Principal Financial Officer and Treasurer of the Company and the Bank effective January 1, 2018. Ms. Krezmer, age 32, has been the Bank's Treasurer or Assistant Treasurer since 2014. She has held various accounting positions at the Bank since 2008. Ms. Krezmer is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

On December 19, 2017, the Bank and Ms. Krezmer entered into a change in control agreement, that will become effective on January 1, 2018 as result of Ms. Krezmer's appointment as Vice President, Principal Financial Officer and Treasurer of the Bank (the "Agreement").  The Agreement provides that if Ms. Krezmer either: (1) is terminated by the Bank (or any successor) for any reason other than for cause; or (2) voluntarily resigns for "good reason" following a change in control of the Bank or the Company, Ms. Krezmer will be entitled to a payment equal to two times the sum of her highest annual base salary as of the date of the change in control and the highest: (i) annual cash bonus paid to, or earned by, her during the calendar year of the change in control or (ii) either of the two calendar years immediately preceding the change in control. Such payment will be payable within 10 business days following Ms. Krezmer's date of termination. In addition, Ms. Krezmer would be entitled, at no expense, to the continuation of substantially comparable life, health and disability insurance coverage for 18 months following her date of termination. Notwithstanding the foregoing, the payments required under the Agreement will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.

The foregoing description of the Agreement is qualified in its entirety by reference to the Change in Control Agreement that is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

(e) The response to this item is incorporated by reference to (c) above.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell company transactions: None.

(d)	Exhibits.
	10.1	Change in Control Agreement by and between Fairport Savings Bank and Angela M. Krezmer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FSB BANCORP, INC.
DATE: December 20, 2017	By:	/s/ Kevin D. Maroney
Kevin D. Maroney
President and Chief Financial Officer